As filed with the Securities and Exchange Commission on September 13, 2022

Registration No. 333-267259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE- EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOSTON OMAHA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-0788438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102

(857) 256-0079

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex B. Rozek and Adam K. Peterson

Co-Chief Executive Officers

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102

(857) 256-0079

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil H. Aronson, Esq.

Joseph B. Ramadei, Esq.

Gennari Aronson, LLP

250 First Avenue, Suite 200

Needham, Massachusetts 02494

Phone (781) 719-9900

Fax (781) 719-9853

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Boston Omaha Corporation is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-267259) (the “Registration Statement”) to add the signature of its Chief Accounting Officer to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, and the signature page to the Registration Statement. The remainder of the Registration Statement, including the prospectus and the exhibits thereto, are unchanged and have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Boston Omaha Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on September 13, 2022.

BOSTON OMAHA CORPORATION

/s/ Adam K. Peterson
Name: Adam K. Peterson
Title: Co-Chairman of the Board and Co- Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant, Boston Omaha Corporation, in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Alex B. Rozek	Co-Chairman of the Board and Co-	September 13, 2022
Alex B. Rozek	Chief Executive Officer (Principal Executive Officer)

/s/ Adam K. Peterson	Co-Chairman of the Board and Co-	September 13, 2022
Adam K. Peterson	Chief Executive Officer (Principal Executive Officer)

/s/ Joshua P. Weisenburger	Chief Financial Officer and	September 13, 2022
Joshua P. Weisenburger	Secretary (Principal Financial Officer)

/s/ J. Max Meisinger	Chief Accounting Officer	September 13, 2022
J. Max Meisinger

***	Director	September 13, 2022
Bradford B. Briner

***	Director	September 13, 2022
Brendan J. Keating

***	Director	September 13, 2022
Frank H. Kenan II

***	Director	September 13, 2022
Jeffrey C. Royal

***	Director	September 13, 2022
Vishnu Srinivasan
***By: /s/ Adam K. Peterson
Adam K. Peterson
Attorney-in-Fact